 Exhibit 99.2

Expion360 Inc. Announces Closing of $2.6 Million Registered Direct Offering and Private Placement Priced at the Market Under Nasdaq Rules

REDMOND, OR, JANUARY 3, 2025 (GLOBE NEWSWIRE) -- Expion360 Inc. (Nasdaq: XPON) (the “Company”), a lithium-ion battery power storage solutions company, today announced the closing of its previously announced registered direct offering and concurrent private placement with institutional investors. The Company issued shares of Common Stock and pre-funded warrants (“Pre-Funded Warrants”) in a registered direct offering. In a concurrent private placement, the Company also issued to the same investors warrants to purchase Common Stock (the “Warrants”). Aggregate gross proceeds to the Company from both transactions were approximately $2.6 million. The transactions closed on January 3, 2025. The transactions were priced at the market under Nasdaq rules.

The transactions consisted of the sale of 1,048,386 shares (each a “Share”) of Common Stock or Pre-Funded Warrants to purchase one share of Common Stock, each of which was sold together with one Warrant to purchase one share of Common Stock per Warrant at an exercise price of $2.36. The offering price per Share was $2.48 (or $2.479 for each Pre-Funded Warrant, which is equal to the offering price per Share minus an exercise price of $0.001 per Pre-Funded Warrant). The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until exercised in full. For each Pre-Funded Warrant sold in the offering, the number of Shares in the offering will be decreased on a one-for-one basis.

The Company expects to use the net proceeds from the offerings, together with its existing cash, for general corporate purposes and working capital. The Company also intends to use $500,000 of the net proceeds from the offering to satisfy a portion of certain amounts owed to the Company’s Series A warrant holders pursuant to the terms of such warrants.

Aegis Capital Corp. acted as exclusive placement agent for the offerings. Stradling Yocca Carlson & Rauth LLP acted as counsel to the Company. Kaufman & Canoles, P.C. acted as counsel to Aegis Capital Corp.

The registered direct offering was being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-272956) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on July 10, 2023. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010.

The offer and sale of the securities in the private placement were made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the Common Stock issuable upon exercise of the Warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Expion360 Inc.

Expion360 designs, assembles, manufactures, and sells lithium iron phosphate (LiFePO4) batteries and supporting accessories for recreational vehicles, marine applications and home energy storage products with plans to expand into industrial applications.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Brian Schaffner, CEO
541-797-6714